               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   WARNER-LAMBERT COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                             NOTICE OF ANNUAL
                                             MEETING AND PROXY
                                             STATEMENT
                                             -----------------
                                             1999

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

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS     201 Tabor Road
APRIL 27, 1999                               Morris Plains
                                             New Jersey 07950

     The Annual Meeting of Stockholders of Warner-Lambert Company
('Warner-Lambert') will be held at the Parsippany Hilton Hotel, One Hilton Court, Parsippany, New Jersey on Tuesday, April 27, 1999 at 10:30 a.m., Eastern Daylight Saving Time, for the following purposes:

1 to elect a Board of ten directors of Warner-Lambert to hold office for the ensuing year;
2 to approve the appointment of independent accountants for 1999; and 3 to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of Warner-Lambert has fixed the close of business on February 26, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be open to the examination of stockholders at Warner-Lambert Company, 35 Waterview Boulevard, Parsippany, New Jersey during ordinary business hours from April 13, 1999 to the date of the meeting.

     Whether or not you plan to attend the meeting in person, please vote, sign and date the enclosed Proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible in order that you may be represented at the meeting. If you attend the meeting and wish to vote in person, your Proxy will not be used.

     Admittance Cards are required for attendance at the meeting. If you plan to attend the meeting, please mark the box provided on the Proxy, and an Admittance Card will be sent to you. If you do not wish to send the Proxy, you may enclose your own request in the envelope and receive an Admittance Card.

     Warner-Lambert has approximately 48,000 holders of Common Stock, many of whom own less than 100 shares. To ensure proper representation at the meeting, it is important, however small your holdings, that you vote, sign, date and return your Proxy promptly. Prompt return of your Proxy will help to reduce expenses.

By order of the Board of Directors

Rae G. Paltiel
Secretary

March 8, 1999

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

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF     201 Tabor Road
WARNER-LAMBERT COMPANY                                    Morris Plains
                                                          New Jersey 07950

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Warner-Lambert Company ('Warner-Lambert' or the 'Company') of Proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, April 27, 1999, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy to stockholders will commence on March 8, 1999.

GENERAL
Shares represented by properly executed Proxies received on behalf of Warner-Lambert will be voted at the meeting in the manner specified therein. If no instructions are specified in a signed Proxy returned to Warner-Lambert, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed Proxy and in favor of the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999. Any Proxy may be revoked by the person giving it at any time prior to being voted.
     The Board of Directors does not know of any business to be presented to the meeting other than the matters referred to above and in the accompanying Notice of Meeting. If any other matters are presented to the meeting, the persons named in the enclosed Proxy have discretionary authority to vote and will vote all proxies with respect to such matter in accordance with their judgment.
     Only holders of Common Stock, $1 par value, whose names appear of record on the books of Warner-Lambert at the close of business on February 26, 1999, are entitled to vote at the meeting. At the close of business on that date there were 822,097,430 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting.
     For each matter, we will include only those votes cast for or withheld from a nominee for director or those cast for or against the matter to be voted on. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present.

ELECTION OF DIRECTORS
Pursuant to authority contained in the By-Laws, the Board of Directors has established the number of directors to be elected at the 1999 Annual Meeting of Stockholders at ten. Accordingly, a slate of ten directors, consisting of the persons named below, is to be elected at the meeting to serve for the ensuing year. Each nominee is a director at the present time. No nominee for director is related to any other nominee or officer of Warner-Lambert or its subsidiaries or other affiliates. All nominees were recommended to the stockholders for election at the Annual Meeting by the Board of Directors at its January meeting, based upon a prior recommendation to the Board by the Nominating and Organization Committee. Each nominee will be elected a director by a majority of the votes cast for such nominee.

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
                      NOMINEES FOR ELECTION AS DIRECTORS

[PHOTO]               ROBERT N. BURT
                      Age 61  FIRST ELECTED DIRECTOR: 1995

                      Chairman of the Board and Chief Executive Officer of FMC Corporation
                      (Chemical and machinery manufacturing)

                      Mr. Burt joined FMC Corporation in 1973 as Director of Corporate Planning. He took over FMC's agricultural products in 1976 and was elected Vice President in 1978. He served as General Manager of FMC's Defense Systems Group from 1983 to 1988 when he was named Executive Vice President. He served as President of FMC from 1990 to 1993 and was appointed Chairman of the Board and Chief Executive Officer in 1991. Mr. Burt has served on FMC's Board of Directors since 1989. Mr. Burt received a B.S. degree in chemical engineering from Princeton University and an M.B.A. from Harvard Business School. He is a director of Phelps Dodge Corporation, the Rehabilitation Institute of Chicago and Evanston Hospital Corp. Mr. Burt also serves as a director and member of the Executive Committee of Chemical Manufacturers Association. Mr. Burt is a member of the Business Roundtable's Policy and Planning Committee, and Vice Chairman of the Illinois Business Roundtable. He is also Vice Chairman and Trustee of the Chicago Symphony Orchestra.


[PHOTO]               DONALD C. CLARK
                      Age 67  FIRST ELECTED DIRECTOR: 1984

                      Retired Chairman of the Board and Chief Executive Officer of Household International, Inc. (Financial services)

                      Mr. Clark joined Household International, Inc. in 1955 and held various executive positions before serving as President from 1977 to 1988, Chief Executive Officer from 1982 to 1994 and Chairman of the Board from 1984 to 1996, when he retired. Mr. Clark received a degree in business administration from Clarkson University and an M.B.A. from Northwestern University. He is a director of Ameritech Corporation, Armstrong World Industries, Inc., PMI Group, Inc. and Scotsman Industries, Inc. He also serves as Life Trustee of Northwestern University and as Chairman of the Board of Trustees of Clarkson University.

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
[PHOTO]               LODEWIJK J. R. DE VINK
                      Age 54  FIRST ELECTED DIRECTOR: 1991

                      President and Chief Operating Officer of Warner-Lambert

                      Mr. de Vink joined Warner-Lambert in 1988 as Vice President and President, International Operations. In 1990, he was appointed Executive Vice President and President, U.S. Operations, and in 1991, he was elected to his present position as President and Chief Operating Officer. Previously, he was employed by Schering-Plough Corporation in various management and executive positions, advancing to Senior Vice President, Schering International, in 1984 and President, Schering International, in 1986. Mr. de Vink graduated from Nijenrode, The Netherlands School of Business. He holds a B.B.A. from Washburn University and an M.B.A. from American University. Mr. de Vink is a director of Bell Atlantic Corporation, Pharmaceutical Research and Manufacturers of America and the United Negro College Fund and a member of the Supervisory Board of Royal Ahold N.V. He is also President of the International Federation of the Pharmaceutical Manufacturers Association. He is a director of the National Actors' Theater, a Trustee of the National Foundation for Infectious Diseases and a member of the International Advisory Board of Nijenrode University.

[PHOTO]               JOHN A. GEORGES
                      Age 68  FIRST ELECTED DIRECTOR: 1983

                      Retired Chairman of the Board and Chief Executive Officer of International Paper Company (Packaging, paper and forest products)

                      Mr. Georges joined International Paper in 1979 as Executive Vice President. He was named Vice Chairman in 1980, President and Chief Operating Officer in 1981, President and Chief Executive Officer in
                      1984, and Chairman of the Board and Chief Executive Officer in 1985, which position he held until his retirement in 1996. Mr. Georges received a B.S. in chemical engineering from the University of Illinois and an M.S. in business administration from Drexel University. Mr. Georges is a director of International Paper, AK Steel Corporation and Ryder System, Inc. He is a Board member and Trustee of the Public Policy Institute of The Business Council of New York State, a graduate member of The Business Council and a member of the Trilateral Commission, Bankers Trust European Advisory Board and the Board of the University of Illinois Foundation.

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

[PHOTO]               WILLIAM H. GRAY III
                      Age 57  FIRST ELECTED DIRECTOR: 1991

                      President and Chief Executive Officer of the United Negro College Fund

                      Mr. Gray was appointed President and Chief Executive Officer of the United Negro College Fund in 1991. He has also served as the Senior Minister of the Bright Hope Baptist Church since 1963. From 1968 through 1972, Mr. Gray was a lecturer at Jersey City State College, Rutgers University and Montclair State College. He was an Assistant Professor and a director of St. Peter's College from 1970 to 1974. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee, Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray received a B.A. from Franklin and Marshall College, a Master of Theology from Drew Theological Seminary and a Master of Theology from Princeton Theological Seminary. He is a director of CBS Corporation (formerly Westinghouse Electric Corporation), The Chase Manhattan Corporation, Electronic Data Systems Corporation, Municipal Bond Investors Assurance Corporation, The Prudential Insurance Company of America, Rockwell International Corp. and Union Pacific Corporation.

[PHOTO]               WILLIAM R. HOWELL
                      Age 63  FIRST ELECTED DIRECTOR: 1983

                      Chairman Emeritus of J.C. Penney Company, Inc. (Retailing)

                      Mr. Howell joined J.C. Penney Company, Inc. in 1958. After holding various management positions, he became Western Regional Vice President in 1976 and a Senior Vice President and Director of Merchandising and Marketing in 1979. Mr. Howell served as Executive Vice President from 1981 to 1983 and Chairman of the Board and Chief Executive Officer from 1983 until 1997, when he retired. In January, 1997, Mr. Howell was elected Chairman Emeritus. Mr. Howell holds a degree in business management from the University of Oklahoma. Mr.
                      Howell is a director of Bankers Trust New York Corporation and Bankers Trust Company, Exxon Corporation, Halliburton Company and The Williams Companies, Inc. and Central & South West Corporation. He is currently Chairman of the Southern Methodist University's Board of Trustees and a member of The Business Council.

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

[PHOTO]               LASALLE D. LEFFALL, JR., M.D.
                      Age 68  FIRST ELECTED DIRECTOR: 1988

                      Charles R. Drew Professor of Surgery, Howard University College of Medicine; Professorial Lecturer in Surgery, Georgetown University

                      Dr. Leffall has served as Professor of Surgery at Howard University College of Medicine since 1970. In 1992, he was named the Charles R. Drew Professor of Surgery. Dr. Leffall also served as Chairman of the Department of Surgery from 1970 to 1995. He is also a Professorial Lecturer in Surgery at Georgetown University. He received a B.S. from Florida A&M and an M.D. from Howard University. Dr. Leffall is a director of Mutual of America, Chevy Chase Bank and the Charles A. Dana Foundation. He is Past-President of the American College of Surgeons and the American Cancer Society. Dr. Leffall is also a member of the National Urban League, the National Association for Advancement of Colored People, The Young Men's Christian Association, National Center on Addiction and Substance Abuse at Columbia University, the Trustees Council of the National Gallery of Art and the Cosmos Club. He is also a consultant for the National Cancer Institute, a diplomate for the American Board of Surgery and a fellow for the American College of Surgeons.

[PHOTO]               GEORGE A. LORCH
                      Age 57  FIRST ELECTED DIRECTOR: 1997

                      Chairman and Chief Executive Officer of Armstrong World Industries, Inc.
                      (Flooring, building and other specialty products)

                      Mr. Lorch joined Armstrong World Industries Inc. in 1963. He has served as Armstrong's Chairman of the Board since 1994 and President and Chief Executive Officer since 1993. Prior to 1993, Mr. Lorch held various marketing positions from 1963 to 1983, served as Group Vice President for Carpet Operations from 1983 to 1988 and served as Executive Vice President from 1988 to 1993. Mr. Lorch has a bachelor's degree from Virginia Polytechnic Institute and State University. Mr. Lorch is a Director of Armstrong World Industries, Household International, Inc. and RR Donnelley & Sons Company. He is a member of the Pennsylvania Business Roundtable and the Policy Committee of The Business Roundtable.


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

[PHOTO]               ALEX J. MANDL
                      Age 55  FIRST ELECTED DIRECTOR: 1995

                      Chairman and Chief Executive Officer of Teligent, Inc. (Telecommunications)

                      Mr. Mandl joined Teligent, Inc. in 1996 as Chairman and Chief Executive Officer. Prior to joining Teligent, Mr. Mandl held several executive positions at AT&T Corp., including Chief Financial Officer from 1991 to 1993 and Executive Vice President -- AT&T and Chief Executive Officer, Chief Operating Officer and President of AT&T's Communications Services Group from 1993 to 1996. Previously, Mr. Mandl was Chairman of the Board and Chief Executive Officer of Sea-Land Service, Inc., which position he held from 1988 to 1991. From 1980 to 1988, Mr. Mandl held various executive positions with Seaboard Coast Line Industries. He is a director of Forstmann Little & Co., Dell Computer Corporation and General Instrument Corp. He is also a director of the Walter A. Haas School of Business at the University of California at Berkeley, Willamette University, Carnegie Hall, the Museum of Television and Radio and WETA Public Television and Radio. Mr. Mandl received a B.A. in economics from Willamette University and an M.B.A. from the University of California at Berkeley.

[PHOTO]               MICHAEL I. SOVERN
                      Age 67  FIRST ELECTED DIRECTOR: 1993

                      President Emeritus and Chancellor Kent Professor of Law, Columbia University; President of the Shubert Foundation.

                      Mr. Sovern became President of the Shubert Foundation in 1996. He is also President Emeritus and Chancellor Kent Professor of Law at Columbia University. Mr. Sovern joined the faculty of Columbia University in 1957, became a full professor in 1960 and Chancellor Kent Professor of Law in 1977. He served as Columbia Law School's seventh Dean from 1970 to 1979 and as Executive Vice President and Provost of the University from 1979 to 1980. Mr. Sovern served as President of Columbia University from 1980 to 1993. He received his A.B. degree from Columbia College and LL.B. from Columbia University Law School. Mr. Sovern is a director of AT&T Corp. and Sequa Corporation. He is also Chairman of the Japan Society and the American Academy in Rome and serves on the boards of the Shubert Foundation and Organization, the Asian Cultural Council, Channel Thirteen and the Henry J. Kaiser Family Foundation. Mr. Sovern is Trustee of Freedom Forum Newseum, Inc. and Chairman of the Advisory Committee of Freedom Forum Media Studies Center.

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

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth information, as of February 1, 1999, regarding beneficial ownership of Warner-Lambert Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group:

                                                                                  NUMBER OF COMMON
                                                                                     SHARES AND
                                    NAME                                       SHARE EQUIVALENTS (1),(2)
                                    ----                                       ------------------------

Robert N. Burt                                                                              23,103
Donald C. Clark                                                                            131,793
Ronald M. Cresswell                                                                        392,796(3)
Lodewijk J.R. de Vink                                                                    1,934,654(3)
John A. Georges                                                                             80,493
Melvin R. Goodes                                                                         3,503,710(3)
William H. Gray III                                                                         27,506
William R. Howell                                                                           22,604
Ernest J. Larini                                                                           806,475(3)
LaSalle D. Leffall, Jr.                                                                     49,059
George A. Lorch                                                                             14,569
Alex J. Mandl                                                                               21,672
Lawrence G. Rawl                                                                           125,704
Michael I. Sovern                                                                           19,098
Anthony H. Wild                                                                            317,572(3)
All executive officers and directors as a group (29)                                    13,973,624(3)


--------------------------------------------------------------------------------

(1) As of February 1, 1999, no individual named in the Table owned more than 1%, and all executive officers and directors as a group owned approximately 1.7% of the outstanding shares of Common Stock.

(2) Each of the above persons has (or will have upon the exercise of options exercisable within sixty days) sole voting and investment power with respect to all shares shown as beneficially owned by such person, except for an aggregate of 120,000 shares granted to the non-employee directors named above, pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company. Each director has the power to direct the vote of such shares. The shareholdings listed above also include shares of Common Stock equivalents held pursuant to Warner-Lambert's deferred compensation arrangements for non-employee directors, as follows: Mr. Burt 4,358, Mr. Clark 104,280, Mr. Georges 53,493, Mr. Gray 13,839, Mr. Howell 9,404, Dr. Leffall 34,027, Mr. Lorch 1,969, Mr. Mandl 9,672,
Mr. Rawl 88,168 and Mr. Sovern 7,098. The shareholdings listed above also include shares of Common Stock and Common Stock equivalents held pursuant to Warner-Lambert's benefit plans as follows: Dr. Cresswell 755, Mr. de Vink 2,354, Mr. Goodes 140,785, Mr. Larini 16,797 and Dr. Wild 141.

(3) Includes shares subject to options or rights granted pursuant to the Company's stock plans exercisable within sixty days of February 1, 1999, as follows: Dr. Cresswell 390,599, Mr. de Vink 1,932,300, Mr. Goodes 3,362,925, Mr. Larini 784,162, Dr. Wild 308,137 and all executive officers and directors as a group 13,022,235.

    Warner-Lambert believes that stock ownership by its executive officers is important to promote an identification of the interests of Management with Warner-Lambert's stockholders. Accordingly, the Compensation Committee has established stock ownership goals for its key members of Management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert Common Stock equal to a multiple (by position level) of the salary for such individual. For purposes of this program, the amount of shares of Common Stock held by the officer includes shares held directly and indirectly, shares and share equivalents held under Warner-Lambert's benefit plans, 50% of vested, unexercised stock options and 50% of restricted stock.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Warner-Lambert's officers and directors and persons who own more than ten percent of a registered class of Warner-Lambert's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Warner-Lambert believes that during 1998 its officers and directors complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF WARNER-LAMBERT

The following table sets forth information with respect to the persons known to Warner-Lambert to own beneficially more than 5% of Warner-Lambert's Common Stock, as of December 31, 1998:

                                                                                   AMOUNT AND
                                                                                   NATURE OF
                              NAME AND ADDRESS OF                                  BENEFICIAL    PERCENT OF
                                BENEFICIAL OWNER                                   OWNERSHIP       CLASS
                              -------------------                                  ----------    ----------

FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109                                                      53,472,914(1)     6.509%

(1) As reported on Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1998, FMR beneficially owned and had sole power to dispose of 53,472,914 shares. FMR's direct and indirect subsidiaries reported holding the following shares in Warner Lambert
Company: Fidelity Management & Research Company was the beneficial owner of 48,710,370 shares, Fidelity Management Trust Company was the beneficial owner of 3,874,002 shares and Fidelity International
LTD was the beneficial owner of 888,542 shares.

COMMITTEES OF THE BOARD

Warner-Lambert has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Organization Committee, a Retirement and Savings Plan Committee (U.S.) and a Corporate Public Policy Committee of the Board of Directors.

     The members of the Executive Committee are Mr. Melvin R. Goodes (Chairman), Mr. Lodewijk J.R. de Vink, Mr. John A. Georges and Mr. Lawrence G. Rawl. This Committee, which did not meet during 1998, has the authority to exercise all of the powers of the Board of Directors except that it may not approve acquisitions, capital expenditure requests or divestitures involving more than $20,000,000, amend Warner-Lambert's Certificate of Incorporation or By-Laws, declare a dividend or authorize the issuance of Warner-Lambert stock. The Executive Committee also has the authority to review Warner-Lambert's financial policies and procedures and make recommendations to the Board of Directors with respect to dividend policy, corporate financing and related matters.

     The members of the Audit Committee are Mr. Lawrence G. Rawl (Chairman),
Mr. Robert N. Burt, Mr. John A. Georges, Mr. William H. Gray III, Mr. Alex J. Mandl and Mr. Michael I. Sovern. This Committee, which met three times during 1998, recommends to the Board of Directors the independent accountants to be nominated to audit Warner-Lambert's financial statements; approves the discharge and compensation of the

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
independent accountants; meets with Warner-Lambert's independent accountants to review the proposed scope of the annual audit of Warner-Lambert's financial statements; reviews the findings of the independent accountants with respect to the annual audit; and supervises the implementation of Warner-Lambert's management integrity and compliance policies and reports annually to the Board of Directors on such policies.

     The members of the Compensation Committee are Mr. Donald C. Clark (Chairman), Mr. John A. Georges, Mr. William R. Howell, Mr. Alex J. Mandl and Mr. Lawrence G. Rawl. This Committee, which met two times during 1998, is responsible for the total compensation (annual cash compensation and long-term incentives) of the Chairman, the President and certain other officers of Warner-Lambert. The Committee also administers the Warner-Lambert Incentive Compensation Plan, the Warner-Lambert Supplemental Pension Income Plan and Warner-Lambert's stock plans, and has limited authority to adopt amendments to such plans.

     The members of the Nominating and Organization Committee are Dr. LaSalle D. Leffall, Jr. (Chairman), Mr. Robert N. Burt, Mr. Donald C. Clark, Mr. William H. Gray III and Mr. George A. Lorch. This Committee, which met two times in 1998, recommends to the Board of Directors the names of qualified persons to be nominated for election or re-election as directors of Warner-Lambert, the membership and Chairman of each Board Committee and the persons to be elected or re-elected Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Warner-Lambert. The Committee will consider suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Warner-Lambert's By-Laws, together with the written consent of the proposed nominee to so serve, if elected. This Committee also administers the Restricted Stock Plan for Directors of Warner-Lambert Company.

     The members of the Retirement and Savings Plan Committee (U.S.) are Mr. Donald C. Clark (Chairman), Mr. John A. Georges, Mr. William R. Howell and Mr. Michael I. Sovern. This Committee, which met two times during 1998, has limited authority to adopt amendments to Warner-Lambert's domestic retirement and savings plans (the 'Plans'), including the Warner-Lambert Retirement Plan, the Warner-Lambert Savings and Stock Plan, the Warner-Lambert Excess Savings Plan and the Warner-Lambert Long Term Disability Benefits Plan. The Committee also has responsibility to monitor and report on the selection and termination of the Plans' trustees and investment managers and on their individual investment activity and performance, to review the reports of the independent accountants with respect to the Plans, to approve pensions for individual employees which are separate from any benefit plan and to implement the overall asset allocation guidelines, as established by the Board of Directors.

     The members of the Corporate Public Policy Committee are Mr. William R. Howell (Chairman), Mr. Donald C. Clark, Dr. LaSalle D. Leffall, Jr. and Mr. George A. Lorch. This Committee, which met two times in 1998, reviews periodic reports on Warner-Lambert's contribution activities, equal employment opportunity and related matters and public affairs

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
programs and issues of social concern and makes recommendations to the Board of Directors in such areas.

     The Warner-Lambert Board of Directors met six times during 1998. Each director of Warner-Lambert standing for re-election who was a director during 1998 attended at least 85% of the total meetings of the Board of Directors and the Committees of the Board on which the individual served.

DIRECTORS' COMPENSATION

All non-employee directors of Warner-Lambert receive an annual fee of $40,000 and a fee of $1,000 for attendance at each meeting of the Board or Committee of the Board of Directors, as well as for attendance at or participation in special meetings and other Board-related activities. Non-employee directors are also reimbursed for their expenses. In addition, each director who chairs a Committee receives an annual fee of $3,000; and each member of the Executive Committee who is not an employee receives an annual fee of $4,000 in lieu of a fee for attendance at meetings of the Executive Committee (if more than four meetings are held, a regular attendance fee is payable for the additional meetings). Directors may elect to defer receipt of their fees.

     The provisions of the Company stock plans relating to deferred compensation for directors permit non-employee directors to elect to defer their directors' annual fees and meeting attendance fees, and such deferred amounts are credited to an account which accrues interest annually or to a Warner-Lambert Common Stock equivalent account which is credited as of the day the deferred fees would have been payable with stock credits equal to the number of shares of Common Stock that could have been purchased with the amount of such deferred fees. Directors may not make withdrawals from their deferred accounts until they are no longer members of the Board. The provisions relating to directors' deferred compensation provide that all amounts which participating directors had previously elected to defer are payable following a change in control of Warner-Lambert (as defined in such plan) in accordance with a distribution schedule the director elects.

     In order to further align the interests of the directors with the Company's stockholders, an amount equal to one-half of the retainer in effect on January 1 of each year, for a maximum period of ten years, is made available to non-employee directors for crediting to their Warner-Lambert Common Stock equivalent accounts.

     Pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, each non-employee director of Warner-Lambert receives a grant of 12,000 shares of Common Stock, subject to certain restrictions. The director is not entitled to delivery of the share certificate, and the shares are subject to transfer restrictions for a period from the date of grant until the earliest to occur of certain specified events. If the director remains a member of the Board for the entire period during which the restrictions apply, the restrictions will lapse with respect to one-tenth of the shares for each full year of service as a director. In the event of a change in control of Warner-Lambert (as defined in such plan), directors will receive the full value of the shares previously granted by delivery of a cash payment. Subject

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to the foregoing, the director has the rights and privileges of a stockholder, including the right to receive dividends and the right to vote the shares.

     Non-employee directors are also eligible to participate in Warner-Lambert's Group Life Insurance, Medical, Dental and Accidental Death and Dismemberment Plans.

SUMMARY COMPENSATION TABLE

The following table provides a summary of cash and non-cash compensation for each of the last three completed fiscal years ended December 31, 1998, 1997 and 1996 with respect to Warner-Lambert's Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG - TERM COMPENSATION
                                                                          --------------------------------------
                                         ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                                                                          ----------------------  --------------

          A             B        C           D                E               F           G             H
----------------------------------------------------------------------------------------------------------------
                                                                                      SECURITIES
                                                                          RESTRICTED  UNDERLYING
                                                        OTHER ANNUAL        STOCK      OPTIONS/        LTIP
  NAME AND PRINCIPAL           SALARY      BONUS        COMPENSATION(4)     AWARDS       SARS        PAYOUTS
       POSITION         YEAR     ($)         ($)              ($)             ($)         (#)           ($)
----------------------------------------------------------------------------------------------------------------

Melvin R. Goodes
Chairman of the Board    1998  $1,173,333  $2,028,800        $67,988                0     440,700             0
and Chief Executive      1997   1,083,550   1,542,800         55,280                0     777,000             0
Officer                  1996     992,750   1,300,000         69,614                0     708,000             0

Lodewijk J.R. de Vink(1) 1998     773,333   1,106,000              0                0     198,900             0
President and Chief      1997     714,000     926,300              0                0     370,500             0
Operating Officer        1996     653,333     714,100              0                0     354,000             0

Anthony H. Wild(2)
Vice President;          1998     480,083     545,000              0                0      93,000             0
President,               1997     413,833     545,000              0                0     183,000             0
Pharmaceutical Sector    1996     379,617     410,500              0                0     142,200             0

Ronald M. Cresswell(3)
Senior Vice President    1998     430,250     455,000              0                0      78,750             0
and Chief Scientific     1997     409,167     410,000              0                0     174,000             0
Officer                  1996     388,667     317,300              0                0     105,000             0

Ernest J. Larini
Vice President and       1998     419,650     488,000              0                0      81,000             0
Chief Financial          1997     386,400     413,700              0                0     175,500             0
Officer                  1996     347,000     294,700              0                0     167,400             0

          A                      I
----------------------------------------
                             ALL OTHER
  NAME AND PRINCIPAL       COMPENSATION(5)
       POSITION                 ($)
----------------------------------------
Melvin R. Goodes
Chairman of the Board       $13,215,698
and Chief Executive           7,632,931
Officer                       3,020,924

Lodewijk J.R. de Vink(1)          225,840
President and Chief             111,362
Operating Officer                79,256

Anthony H. Wild(2)
Vice President;                  53,844
President,                       23,005
Pharmaceutical Sector             4,196

Ronald M. Cresswell(3)
Senior Vice President           137,433
and Chief Scientific             73,254
Officer                          53,546

Ernest J. Larini
Vice President and              120,179
Chief Financial                  61,623
Officer                          45,996

(1) Mr. de Vink also had responsibility for Warner-Lambert's Pharmaceutical Sector until May 1996.

(2) Dr. Wild joined Warner-Lambert in 1995 as President, Parke-Davis, North America. In May 1996, Dr. Wild was appointed President, Pharmaceutical Sector.

(3) Dr. Cresswell served as Chairman, Parke-Davis Research, until October 1998 when he was named Chief Scientific Officer. In November 1998, Dr. Cresswell was elected Senior Vice President.

(4) Includes transportation services provided to Mr. Goodes in 1998, 1997 and 1996 in amounts of $50,246, $40,955 and $53,288.

(5) All Other Compensation consists of the following: (i) annual Company contributions to the Savings and Stock Plan and the Excess Savings Plan for 1998, 1997 and 1996, as follows: Mr. Goodes $337,584, $173,679 and $111,753;
Mr. de Vink $58,132, $29,993 and $23,955; Dr. Wild $12,356, $9,454 and $697;
Dr. Cresswell $57,667, $33,916 and

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$26,264; and Mr. Larini $29,214, $15,640 and $12,613; and (ii) the above-market interest on deferred annual bonuses for 1998, 1997 and 1996 as follows: Mr. Goodes $378,341, $194,955 and $140,546; Mr. de Vink $167,708, $81,369 and
$55,301; Dr. Wild $41,488, $13,551 and $3,499; Dr. Cresswell $79,766, $39,338
and $27,282; and Mr. Larini $90,965, $45,983 and $33,383. The annual bonus was payable for such years, but deferred at the election of the named executive officer. According to the terms of the Warner-Lambert Incentive Compensation Plan, deferred bonuses accrue interest that is automatically credited to the officer's account.

The amounts stated for Mr. Goodes for 1998, 1997 and 1996 include payments of $12,499,773, $7,264,297 and $2,768,625, for cash awards that were based on the Company's stock price performance and granted in 1988, 1987 and 1986, respectively.

CHIEF EXECUTIVE OFFICER'S AND PRESIDENT'S EMPLOYMENT AGREEMENTS

In 1985, Warner-Lambert entered into an employment agreement with Mr. Goodes. In 1991, Warner-Lambert entered into an employment agreement with Mr. de Vink. Pursuant to the terms of Mr. Goodes' agreement, he has announced his plan to retire from the Company on April 30, 1999. Mr. de Vink's agreement provides for an initial term of five years that is automatically extended for an additional year at the end of each year of the term until Mr. de Vink's retirement. Both employment agreements provide for minimum annual salaries which may be increased annually based upon the average salary increase of those officers of Warner-Lambert whose names appear in the Annual Report. Mr. Goodes' and Mr. de Vink's salaries are generally reviewed by the Compensation Committee in January of each year. Pursuant to the terms of the agreements, Mr. Goodes and Mr. de Vink are also entitled to participate in the Incentive Compensation Plan as well as the other compensation and benefit programs available to officers of Warner-Lambert at their respective levels.

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OPTION/SAR GRANT TABLE

The following table sets forth information concerning grants of stock options and stock appreciation rights during 1998 to the Company's Chief Executive Officer and the other four most highly compensated executives officers.

                           OPTION/SAR GRANTS IN 1998

                                                 INDIVIDUAL GRANTS
                            --------------------------------------------------------------------------------
           A                     B                C                D              E                F
 -----------------------------------------------------------------------------------------------------------
                             NUMBER OF        % OF TOTAL
                             SECURITIES      OPTIONS/SARS
                             UNDERLYING       GRANTED TO      EXERCISE OR                      GRANT DATE
                            OPTIONS/SARS     EMPLOYEES IN     BASE PRICE      EXPIRATION     PRESENT VALUE
          NAME              GRANTED (#)(1)       1998           ($/SH)           DATE             ($)(2)
------------------------------------------------------------------------------------------------------------

Melvin R. Goodes               440,700           5.72%         $47.3333          1/26/08       $5,574,855
Lodewijk J.R. de Vink          198,900           2.58%          47.3333          1/26/08        2,516,085
Anthony H. Wild                 93,000           1.21%          47.3333          1/26/08        1,176,450
Ronald M. Cresswell             78,750           1.02%          47.3333          1/26/08          996,188
Ernest J. Larini                81,000           1.05%          47.3333          1/26/08        1,024,650

(1) Stock options entitle the holder to purchase shares of Common Stock at a price which is equal to the fair market value per share for such stock on the date the stock option was granted. Payment of this price is made in cash or, with the consent of the Compensation Committee, in whole or in part, in Common Stock or other consideration. Stock options become exercisable over a four-year period (beginning one year after the date of grant) in four equal installments. No stock option may be exercised after the expiration of ten years from the date of grant. In the event of a change in control of Warner-Lambert (as defined in the stock option plans), (i) the ability to exercise stock options is accelerated, (ii) amounts payable upon exercise of stock appreciation rights will be determined by reference, among other things to the price pursuant to which the change in control was effected, (iii) amounts payable upon the exercise of stock appreciation rights will be in the form of cash and
(iv) limited stock appreciation and conversion rights are provided to the grantees of stock options.

(2) Present value determinations were made using a Black-Scholes option pricing model based on the following assumptions: the holding period is based on a five-year average of all option holders' exercises; the risk-free rate of return is the interest rate on a zero coupon bond with a maturity equivalent to the holding period; the volatility is based on weekly stock prices for the holding period; and the dividend yield is based on the dividends paid on Warner-Lambert's Common Stock for the five-year period 1994-1998. The actual value an executive officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column
(f) of the Option/SAR Grants Table will actually be realized. No gain to the executive officer is possible without an appreciation in the stock value which will benefit all stockholders commensurately.

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OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth individual exercises of stock options and stock appreciation rights ('SARs') during 1998 by the Company's Chief Executive Officer and the other four most highly compensated executive officers and provides information related to stock option and SAR values:

     AGGREGATED OPTION/SAR EXERCISES IN 1998 AND YEAR-END OPTION/SAR VALUES

[CAPTION]

           A                     B                C                  D                   E
--------------------------------------------------------------------------------------------------
                                                                                     VALUE OF
                                                                 NUMBER OF          UNEXERCISED
                                                                SECURITIES         IN-THE-MONEY
                                                                UNDERLYING         OPTIONS/SARS
                                                                UNEXERCISED       AT YEAR-END ($)
                                                               OPTIONS/SARS          ($75.1875
                               SHARES                         AT YEAR-END (#)       PER SHARE)
                            ACQUIRED ON         VALUE          EXERCISABLE/        EXERCISABLE/
           NAME              EXERCISE (#)     REALIZED ($)    UNEXERCISABLE       UNEXERCISABLE
--------------------------------------------------------------------------------------------------

Melvin R. Goodes                    --                --          2,661,050/       $ 158,676,192/
                                                                  1,893,150           92,004,584

Lodewijk J.R. de Vink          398,835       $25,349,952          1,564,062/          94,943,239/
                                                                    932,955           45,167,495

Anthony H. Wild                162,000        11,075,619            176,250/           9,654,674/
                                                                    375,150           17,453,087

Ronald M. Cresswell            175,260         9,287,198            299,325/          17,651,621/
                                                                    305,025           13,824,340

Ernest J. Larini               129,600         7,627,007            591,975/          35,355,073/
                                                                    443,925           21,950,993

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RETIREMENT BENEFITS

The following table sets forth the estimated aggregate annual benefits payable in the form of a straight life annuity by Warner-Lambert upon retirement at age 65 (exclusive of retirement benefits from Social Security) after a specified number of years of service, pursuant to the Warner-Lambert Company Retirement Plan (the 'Retirement Plan') and Warner-Lambert Supplemental Pension Income Plan (the 'Supplemental Plan'). In the event of early retirement, the following amounts will be reduced by the annual retirement credits that would otherwise have been earned to normal retirement and further reduced in accordance with the early retirement reduction factors then in effect under the Retirement Plan and, where applicable, the Supplemental Plan. The aggregate of amounts shown in columns (c) and (d) of the Summary Compensation Table approximate the amount of creditable earnings under the pension plans.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
REMUNERATION         10             15             20             25             30             35             40
------------     ----------     ----------     ----------     ----------     ----------     ----------     ----------
 $  500,000      $  152,364     $  208,844     $  265,324     $  265,804     $  266,284     $  270,863     $  309,211
    750,000         236,364        320,844        405,324        405,804        406,284        406,863        464,211
  1,000,000         320,364        432,844        545,324        545,804        546,284        546,764        619,211
  1,250,000         404,364        544,844        685,324        685,804        686,284        686,764        774,211
  1,500,000         488,364        656,844        825,324        825,804        826,284        826,764        929,211
  1,750,000         572,364        768,844        965,324        965,804        966,284        966,764      1,084,211
  2,000,000         656,364        880,844      1,105,324      1,105,804      1,106,284      1,106,764      1,239,211
  2,250,000         740,364        992,844      1,245,324      1,245,804      1,246,284      1,246,764      1,394,211
  2,500,000         824,364      1,104,844      1,385,324      1,385,804      1,386,284      1,386,764      1,549,211
  2,750,000         908,364      1,216,844      1,525,324      1,525,804      1,526,284      1,526,764      1,704,211
  3,000,000         992,364      1,328,844      1,665,324      1,665,804      1,666,284      1,666,764      1,859,211
  3,250,000       1,076,364      1,440,844      1,805,324      1,805,804      1,806,284      1,806,764      2,014,211
  3,500,000       1,160,364      1,552,844      1,945,324      1,945,804      1,946,284      1,946,764      2,169,211
  3,750,000       1,244,364      1,664,844      2,085,324      2,085,804      2,086,284      2,086,764      2,324,211
  4,000,000       1,328,364      1,776,844      2,225,324      2,225,804      2,226,284      2,226,764      2,479,211

    The Retirement Plan is a defined benefit, career average plan which is periodically updated in order to provide pension benefits which are more reflective of current creditable earnings. The most recent update was effective January 1, 1998. The Retirement Plan provides that annual creditable earnings are determined by an employee's January 1st base salary plus overtime and Warner-Lambert Incentive Compensation Plan awards. The Retirement Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) the benefits of participants will be afforded certain additional protection for a limited period of time and (ii) if certain actions are taken with respect to the Retirement Plan, any surplus assets then held in the trust will inure to the benefit of participants and their beneficiaries. Credited years of service under the Retirement Plan, as of December 31, 1998, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-32.4 years; Lodewijk J. R. de Vink-10.0 years; Anthony H. Wild-3.0 years; Ronald M. Cresswell-10.0 years; and Ernest J. Larini-22.0 years.

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    The Supplemental Plan was established to attract and retain employees in senior managerial positions by providing supplemental pension income in amounts reasonably related to their compensation and length of service with Warner-Lambert. Benefits under the Supplemental Plan are based upon average final compensation (the total amount of an employee's compensation for the three calendar years during which such employee's compensation was the highest of the five-year period of service ending with such employee's early or normal retirement date, divided by three). Compensation for this purpose is the sum of the employee's January 1st base salary plus compensation under the Warner-Lambert Incentive Compensation Plan. The benefit under the Supplemental Plan is reduced by the benefit payable under the Retirement Plan and certain other retirement benefits including Social Security. The Supplemental Plan also provides for payment to eligible employees of amounts they would have received under the Retirement Plan in the absence of certain limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent legislation, and provides for payment to eligible employees of amounts they would have received under the Retirement Plan if deferred incentive awards had been included in creditable earnings under such plan. The Supplemental Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) employees 55 years of age and older who meet certain salary level requirements and who would have become eligible to receive Supplemental Plan benefits upon retirement will receive such benefits upon retirement and (ii) post-employment consulting requirements set forth in the Supplemental Plan would no longer be applicable. Credited years of service under the Supplemental Plan, as of December 31, 1998, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-18.7 years; Lodewijk J. R. de Vink-8.8 years; Anthony H. Wild-3.8 years; Ronald M. Cresswell-10.6 years; and Ernest J. Larini-10.8 years.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS AND OTHER MATTERS

Warner-Lambert has severance policies which provide for payments of up to twenty-four months' salary depending upon several factors, including age and length of service, subject to modifications made by the Warner-Lambert Executive Severance Plan (the 'Executive Severance Plan').

     The Executive Severance Plan provides benefits in the event of a change in control of Warner-Lambert (as defined in such plan) to those employees, essentially officers, who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. A change in control is deemed to generally have occurred upon the acquisition of the voting power of 20% or more of Warner-Lambert's outstanding securities, a merger, consolidation, sale or disposition of substantially all of Warner-Lambert's assets or a change in more than half of Warner-Lambert's Board of Directors. The Executive Severance Plan provides for severance benefits, which are payable only if a participant leaves the employ of Warner-Lambert for any reason other than termination for just cause (as defined in such plan) within three years after a change in control, of thirty-six months' salary and bonus. The Executive Severance Plan also provides for limited rights ('Limited Rights') to participants in connection with outstanding Warner-Lambert stock options that do not presently have stock appreciation rights. The Limited Rights provide for a cash payment to the holder upon a change in control equal to the amount by which the fair market value of a share of

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Common Stock exceeds the fair market value on the date the stock option was granted, multiplied by the number of shares with respect to which the Limited Rights applies. The fair market value is determined by the higher of the sale price on the New York Stock Exchange prior to the change in control or the highest price used in the transaction. In certain instances, conversion rights are provided as an alternative to Limited Rights. The Executive Severance Plan also provides special payments to participants to reimburse them for any federal excise tax or similar state or local tax that may be imposed on payments received following a change in control. Warner-Lambert has also established an Enhanced Severance Plan, which is similar to the Executive Severance Plan, for all United States non-hourly employees who are not eligible to participate in the Executive Severance Plan.

     In addition, in the event of a change in control of Warner-Lambert (as defined), participants in the Warner-Lambert Savings and Stock Plan and the Warner-Lambert Incentive Compensation Plan are afforded certain additional protections, and the benefits of participation in Warner-Lambert's Excess Savings Plan are payable immediately.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Warner-Lambert's executive compensation programs are designed to attract, retain and motivate the broad based executive talent required to achieve its business objectives and increase stockholder value. The Company's executive compensation programs are administered by the Compensation Committee of the Board of Directors (the 'Committee') which is comprised of the individuals listed below. The Committee members are outside directors of the Company with responsibility for all compensation matters for Warner-Lambert's executive officers. The outside compensation consultants who advise the Committee and Management on compensation matters have been selected by the Committee.

GENERAL

Total compensation for Warner-Lambert's executive officers consists of a base salary, annual cash bonus and long-term incentives, which include stock options and restricted stock. The annual bonus and long-term incentives introduce risk to the total executive compensation package. These compensation components are variable, may fluctuate significantly from year to year and are directly tied to Company and individual performance.

     To ensure that Management's interest in the Company is aligned with those of its stockholders, a significant portion of executive compensation is delivered through the equity component. Stock options are tied to the long-term performance of Warner-Lambert and are used to provide an incentive that focuses attention on managing the Company from an owner's perspective. Restricted stock grants are used selectively to build stock ownership and to promote a long-term focus by restricting the holder's ability to sell, transfer or assign the shares until the end of the specified vesting period when the restrictions lapse. The combination of stock options and restricted stock grants provides a level of risk and upside opportunity that encourages Management performance in the achievement of the Company's long-term goals and objectives. To further align Management's interests with Warner-Lambert's stockholders, the Committee has established formal stock ownership goals for key

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
members of Management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert Common Stock.

     The Committee annually reviews the competitiveness of the Company's executive compensation programs within the industries in which it competes -- Pharmaceutical, Consumer Health Care and Confectionery. The companies in this compensation comparator group include the companies that are in the industry peer group index in the Five-Year Cumulative Total Shareholder Return graph on page 22. In addition, this compensation comparator group also includes several leading consumer products companies which, in conjunction with the industry peer group, represent the broader marketplace for the Company's executive talent. The Committee's outside compensation consultants agree that the companies in the group are appropriate benchmarks for Warner-Lambert.

     Warner-Lambert targets a level of total compensation (base salary, annual bonus and stock awards) above the median total compensation of its comparator group for like jobs, adjusted for company size. Since stock awards represent a significant portion of the executives' total compensation, the overall compensation package provides both downside risk and upside opportunity that encourages the executives' performance in the achievement of the Company's long-term goals and objectives.

     The Committee continues to review executive compensation in light of
Section 162(m) of the Internal Revenue Code ('Section 162(m)'), which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m); however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by the Company. The Committee will re-examine this policy on an on-going basis.

EXECUTIVE OFFICERS' COMPENSATION

In determining increases to executive officer compensation, the Committee considered Company performance, including both financial and nonfinancial indicators, individual performance, the business environment in which the Company operated and competitive compensation trends.

     Base salary increases were determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at the companies comprising Warner-Lambert's compensation comparator group.

     With respect to annual cash bonuses, the maximum annual amount which may be set aside for payment is first derived from a formula approved by stockholders. This formula takes into account the Company's net profit for the year and the amount of capital employed in the Company. The annual cash bonus that is actually paid to an individual executive officer is then determined by reviewing the performance of the business unit which the executive officer manages, including sales, profit and return on assets managed, and the officers' individual performance and position level within the Company. As a result of such review of business and individual performance for the year 1998, total annual bonus awards to the Company's executive officers as a group increased by approximately 19.5% over the

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prior year. A majority of each individual award was based on Company and business unit performance, with the remainder based on individual performance.

     The Committee has established annual stock option award guidelines for each position level within the Company. These guidelines provide for a range of options to be granted from zero shares up to a maximum number of shares. Competitive data from the compensation comparator group and the estimated value of the Company's stock options were used to develop these guidelines, which are reviewed annually by the Committee. The actual stock option award granted to a Company executive is based upon the individual's overall job performance and specific contributions to Company performance for the prior year. While factors such as Company performance are considered in determining the number of stock options to be granted, the individual's current performance and contributions to Company performance are the primary determinants in these deliberations.

CEO COMPENSATION

The following is a description of the decisions with regard to Mr. Goodes' 1998 compensation.

     Effective March, 1998, Mr. Goodes received a base salary increase of approximately 8% based on review of his prior year job performance and his compensation relative to his peers at companies comparable to Warner-Lambert. Mr. Goodes' employment agreement provides for a minimum annual salary that may be increased annually at the discretion of the Committee, based upon the average salary increase of other Company officers. The salary for Mr. Goodes reported in the Summary Compensation Table on page 12 reflects the salary actually paid to Mr. Goodes in 1998. Effective March 1999, the Committee increased Mr. Goodes' salary by 8%. Mr. Goodes' salary increase does not affect the other elements of his compensation. In addition, in 1999, Mr. Goodes received an annual cash bonus of $2,028,800.

     In January, 1998, Mr. Goodes received an annual stock option grant of 440,700 shares, with the exercise price being equal to the fair market value on the date of grant. The options are exercisable for a ten-year term. In 1999, Mr. Goodes received a stock option grant of 392,550 shares. These ten-year options were also issued at the fair market value on the date of grant.

     In considering Mr. Goodes' stock option grant, annual bonus and base salary increase, each effective in 1999, the Committee considered several Company financial performance measures for 1998, as well as Mr. Goodes' individual performance during the year. In determining Mr. Goodes' compensation, the Committee did not attach specific weights or values to the various factors considered.

     The Committee considered the Company's sales, profits, earnings per share and return on assets managed, which measures exceeded expectations. The Committee noted the Company's regular quarterly dividend rate increased 26% in 1998 over prior year's rate. The Committee also noted that at year-end 1998, Warner-Lambert's Common Stock price increased 81.7% over year-end 1997 and substantially exceeded the growth of the Standard & Poor's 500 Stock Index, the Dow Jones Industrial Average and the average stock price growth of Warner-Lambert's industry peer group during the same period. According to the Staton 100 Performance Index, Warner-Lambert ranked Number 3 among the top performing stocks over

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the five years ended November 1998. In addition, Warner-Lambert's market capitalization at year-end 1998 was $61.8 billion. This is $28 billion and 82% higher than prior year. Since August 1991, when Mr. Goodes became CEO, until year-end 1998, the Company's market capitalization increased over 500%. As a result of Warner-Lambert's growth, the Company continued to improve its position among the top 100 of the world's most highly valued companies, based on market capitalization. In a listing of the world's top one hundred companies published during 1998, Warner-Lambert's relative rank moved up from 98th to 64th.

     The Committee also reviewed Mr. Goodes' key accomplishments in 1998. Specifically, the Committee credited Mr. Goodes with:

      the overwhelming success of the Company's cholesterol-lowering drug Lipitor'r', which achieved over $1 billion dollars in worldwide sales in eleven months, the first pharmaceutical product to achieve that level of sales in its initial year on the market. Lipitor'r' was launched in 26 new markets during 1998;

      the continued success of the Company's type 2 diabetes drug Rezulin'r', which surpassed $1 billion dollars in worldwide sales 20 months after launch;

      the product launch of Omnicef'r', a broad spectrum cephalosporin antibiotic, and Celexa'TM', a drug for the treatment of depression which the Company co-promotes in the U.S. with Forest Laboratories, the developer of the product in the U.S. under license from another company;

      the introduction of the new Schick'r' Protector'r' shaving system in the U.S. and other major markets;

      the introduction of a new line of standardized herbal supplements under the tradename Quanterra'TM';

      continued focus on productivity and cost-effectiveness through plant rationalizations on a global basis;

      the naming of Warner-Lambert by Industry Week as one of the '100 Best-Managed Companies'; and

      Fortune magazine's poll of the World's Most Admired Companies ranked Warner-Lambert in 5th place among fifteen global pharmaceutical companies. In 1997, Warner-Lambert was not ranked in this particular poll.

     The Committee noted Mr. Goodes' leadership role in the Company's financial achievements during the year and the impact of his commitment to the Company's core businesses and his strategic vision in making 1998 another successful year.

COMPENSATION COMMITTEE MEMBERS

Donald C. Clark, Chairman
John A. Georges
William R. Howell
Alex J. Mandl
Lawrence G. Rawl

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PERFORMANCE GRAPH

The graph set forth below compares the yearly percentage change in Warner-Lambert's cumulative total shareholder return on its Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index (the 'S&P 500') and a peer group index comprised of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and Schering-Plough Corporation.


                            WARNER LAMBERT COMPANY
                   Cumulative Total Shareholder Return for
                  Five-Year Period Ending December 31, 1998*

                              [PERFORMANCE GRAPH]


  December 31           1993      1994      1995      1996      1997     1998
Warner-Lambert         100.00    117.93    153.39    242.42    407.14   746.93
S&P 500                100.00    101.36    139.31    171.21    228.25   293.36
Peer Group             100.00    113.07    182.13    229.12    356.08   523.17

* Assumes that the value of the investment in Warner-Lambert Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.



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BOARD OF DIRECTORS' PROPOSAL RELATING TO
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP ('PwC') has audited the consolidated financial statements of Warner-Lambert for many years. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of this firm to continue such services. Accordingly, the Board of Directors recommends that the appointment of PwC to audit the consolidated financial statements of Warner-Lambert and its subsidiaries for the year 1999 be approved.

     A representative of PricewaterhouseCoopers LLP will be present at the meeting to answer any questions by stockholders relating to its audit of the consolidated financial statements of Warner-Lambert for 1998 and other appropriate questions. The aggregate fees for worldwide audit services in connection with the 1998 audit performed by PwC for Warner-Lambert were approximately $4.2 million.

     Approval of the foregoing will require the affirmative vote of a majority of the votes cast. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy for such proposal, unless a contrary decision is indicated on the Proxy.

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders and seeks to have the proposal included in the Company's Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on November 9, 1999. If a stockholder wishes to present a matter at the 2000 Annual Meeting of Stockholders that is outside of the processes of Rule 14a-8, the Company's By-Laws state that notice must be given to the Company by December 29, 1999. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of Warner-Lambert.

OTHER INFORMATION

The cost of the solicitation of Proxies by the Board of Directors, other than from participants in the Company's Savings and Stock Plan, will be borne by Warner-Lambert. The cost of solicitation of Proxies from participants in the Savings and Stock Plan will be borne by such Plan. Solicitation of proxies will be made by mail, and, in addition, may be made by officers and employees of Warner-Lambert, personally or by telephone. Forms of Proxies and proxy materials may also be distributed, through brokers, custodians and other like parties to the beneficial owners of Common Stock of Warner-Lambert. Warner-Lambert has also retained Kissel-Blake, a division of Shareholder Communications, to aid in the solicitation of Proxies at an anticipated cost not in excess of $15,500.

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[LOGO]

WARNER-LAMBERT COMPANY
MORRIS PLAINS, NEW JERSEY 07950
(973) 540-2000



['RECYCLED' LOGO] Printed on Recycled Paper

                                      APPENDIX 1
                                        PROXY

                                WARNER-LAMBERT COMPANY
      PROXY FOR THE ANNUAL MEETING TO BE HELD AT 10:30 O'CLOCK, EASTERN DAYLIGHT
                    SAVING TIME, TUESDAY MORNING, APRIL 27, 1999.
        THE PARSIPPANY HILTON HOTEL, ONE HILTON COURT, PARSIPPANY, NEW JERSEY

        Melvin R. Goodes, Lodewijk J. R. de Vink and Ernest J. Larini and each of them, with full power of substitution, are hereby authorized to represent and to vote and act with respect to all stock of the undersigned at the Annual Meeting of Stockholders of Warner-Lambert Company on April 27, 1999, and any adjournment or adjournments thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.

         Nominees for election to the Board of Directors:                          Change of Address
         R. N. Burt, D. C. Clark, L. J. R. de Vink, J. A. Georges, W. H. Gray      ------------------------------------------
       III, W. R. Howell, L. D. Leffall, Jr., G. A. Lorch, A. J. Mandl and M. I.   ------------------------------------------
       Sovern                                                                      ------------------------------------------
                                                                                   ------------------------------------------
                                                                                   (If you have written in the above space,
                                                                                   please mark the corresponding box on the
                                                                                   reverse side of this card)

                                                                SEE REVERSE
                                                                     SIDE

                              FOLD AND DETACH HERE

              PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT
              PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS
              REQUIRED IF MAILED IN THE UNITED STATES.

[X]   Please mark your                                                      0110
      votes as in this example.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR the election of Directors and FOR proposal (2).

------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS (2).
------------------------------------------------------------------------

1.Election of     FOR     WITHHELD   2.Price WaterhouseCoopers   FOR    AGAINST   ABSTAIN
  Directors       [ ]       [ ]        LLP as independent        [ ]     [ ]       [ ]
  (see reverse)                        accountants

For, except vote withheld from
the following nominee(s):

------------------------------
                                                                            PLEASE SEND AN ADMITTANCE CARD    [ ]
                                                                            CHANGE OF ADDRESS ON REVERSE SIDE [ ]

SIGNATURE(S)____________________________________________________ DATE__________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                                  FOLD AND DETACH HERE

IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK THE BOX ABOVE AND AN ADMITTANCE CARD WILL BE MAILED TO YOU.



                    STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as ........................... 'tm'
The registered trademark symbol shall be expressed as ................  'r'